Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm



We consent to the use of our report dated March 23, 2005 on the consolidated financial statements of ICOA, Inc. for the years ended December 31, 2004 and 2003, included herein on the registration statement of ICOA, Inc. on Form SB-2/A, and to the reference to our firm under the heading "Experts" in the prospectus.






SHERB & COMPANY, LLP.
New York, New York
February 13, 2006